Exhibit 99.1

KBW 2016 Community Bank Investor Conference August 2, 2016

MutualFirst Financial, Inc. (MFSF) Chris Cook CPA, MBA, SVP Treasurer & CFO -------- c hris.cook@bankwithmutual.com Dave Heeter President & CEO -------- dave.heeter@bankwithmutual.com

Forward Looking Statement This presentation contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may appear in a number of places in this presentation and include statements regarding the intent, belief, outlook, estimate or expectations of the company, its directors or its officers primarily with respect to future events and the future financial performance of the company, including but not limited to preliminary estimated ProForma combined financial information. Readers of this presentation are cautioned that any such forward looking statements are not guarantees of future events or performance and involve risk and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. These factors include, but are not limited to, the loss of deposits and loan demand to competitors; substantial changes in financial markets; changes in real estate values and the real estate market; regulatory changes; or other risk factors discussed in the latest SEC form 10 - k. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward - looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

MutualFirst Financial Today “MFSF” Nasdaq Global Market $200 million Market Capitalization Russell 2000 Index $1.5 billion in Assets $1.1 billion in Gross Loans & Deposits 31 Full - Service Financial Centers 436 Employees MutualBank Today

Footprint Loan Production Office MutualWealth Office Full - Service Financial Centers

Financial Trends

MOMENTUM ( YEAR - END ) 2012 2013 2014 2015 Diluted EPS $0.82 $1.09 $1.46 $1.62 ROA 0.50% 0.66% 0.79% 0.85% ROE 5.47% 7.42% 9.42% 9.49% Margin 3.05% 3.13% 3.26% 3.22% NPA 2.21% 1.22% 0.75% 0.65% TCE 7.62% 7.91% 8.72% 9.11% Common Stock Dividend $0.24 $0.24 $0.32 $0.48 Stock Price $11.43 $17.13 $21.88 $24.80 TBV $15.33 $15.46 $17.22 $18.11

MOMENTUM (SIX MONTHS ENDED) 2012 2013 2014 2015 2016 Diluted EPS $0.33 $0.48 $0.63 $0.76 $0.86 ROA 0.43% 0.58% 0.67% 0.80% 0.87% ROE 4.58% 6.27% 8.10% 8.98% 9.48% Margin 3.06% 3.08% 3.27% 3.19% 3.14% NPA 2.23% 1.77% 0.94% 0.60% 0.46% TCE 7.14% 7.65% 8.34% 8.89% 9.23% Common Stock Dividend $0.12 $0.12 $0.14 $0.24 $0.28 Stock Price $10.50 $14.11 $19.08 $23.23 $27.35 TBV $15.00 $15.14 $16.41 $17.36 $19.01

ROE Performance vs. Peer Symbol: MFSF 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 2011 2012 2013 2014 2015 MFSF Median Peer First Quartile Peer Source: SNL Financial

Investment Mix 12/31/2012 6/30/2016 87.0% 7.2% 67.9% 27.5% Symbol: MFSF 1.2% 4.6% 4.6%

Loan Mix 12/31/2012 6/30/2016 53.1% 10.0% 7.6% 29.3% 43.2% 6.4% 14.2% 36.2% Symbol: MFSF

Commercial Loan Growth $150,000 $200,000 $250,000 $300,000 $350,000 $400,000 $450,000 2012 2013 2014 2015 6/30/2016 (IN THOUSANDS) Symbol: MFSF 0.2% 10.4% 17.5% 13.3%* *Annualized 288,848 289,540 319,595 375,682 400,584

Non - RE Consumer Loan Growth $0 $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 $180,000 2012 2013 2014 2015 6/30/2016 (IN THOUSANDS) Symbol: MFSF 1.5% 14.6% 26.7% 16.7%* *Annualized 98,586 100,041 114,657 145,272 157,416

Deposit Mix 12/31/2012 6/30/2016 48.8% 21.9% 8.3% 9.3% 11.7% 31.1% 15.7% 24.3% 12.3% 16.6% Symbol: MFSF

Core Deposit Growth $250,000 $350,000 $450,000 $550,000 $650,000 $750,000 $850,000 2012 2013 2014 2015 6/30/2016 Core Certificates (IN THOUSANDS) Symbol: MFSF 5.8% 5.7% 9.3% 3.9%* *Annualized 606,066 641,289 678,038 740,760 755,382

Net Interest Income / Margin 2.50% 2.70% 2.90% 3.10% 3.30% 3.50% 3.70% 3.90% 20,000 25,000 30,000 35,000 40,000 45,000 50,000 2012 2013 2014 2015 2016* Net Interest Income Margin *Annualized (IN THOUSANDS) Symbol: MFSF 40,644 40,443 42,973 43,498 42,255 3.05% 3.13% 3.26% 3.22% 3.14%

Gain on Sale of Loans 1,870 852 1,849 4,176 4,694 - 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 2012 2013 2014 2015 2016* (IN THOUSANDS) Symbol: MFSF *Annualized

Traction & Movement 2015 - 2019 Strategic Plan

Where are we going? MutualVision How do we get there? MutualWay What are the rules of the road? MutualValues Strategic Plan

MutualVision We exist to help people live better lives While our specific route may change, our ultimate destination will not. Strategic Plan

MutualWay The MutualWay is the framework that encompasses all activities associated with accomplishing the MutualVision. It’s our roadmap that ensures value in the delivery of products and services to all internal & external clients. Consideration that ALL of our stakeholders (Shareholders , Customers , Employees, and Communities) have a vested interest in our success Utilizing creativity and technology to deliver simple solutions to complex needs An understanding of what our clients value to determine the most effective and efficient process to deliver that value Strategic Plan

# MutualValues

## CHARACTER

Any success that jeopardizes our integrity is worthless. Even when it's difficult, we exercise the highest standard of ethics and seek to do the right thing, always.

## COMPASSION

People don't care about how much you know until they know how much you care. In other words, compassion is THE prerequisite to building trusted, loyal, and beneficial relationships with balance to all stakeholders.

## COMPETITION

Like the most successful athletes, the most successful companies, are highly competitive. Our ultimate reward is the satisfaction of knowing that we've done our absolute best.

## CLASS

Every experience stakeholders have with us, whether it's in person, with advertising or online, will impact their perception of MutualBank. Therefore, we ensure that every MutualBank touch-point maintains and improves our reputation in the marketplace.

Strategic Plan

Focus Areas

Our focus areas are the three broad categories of products and services we offer. They are the “lanes” we accelerate in and they all work together on the road to help people live better lives. Strategic Plan

Strategic Plan

Focus Area Goals FOCUS AREA GOALS TO REACH IN 5 YEARS Strategic Plan

Focus Area Goals Increase Outstanding Loan Balances COMMERCIAL & BUSINESS BANKING Strategic Plan

Focus Area Goals Grow Consumer Loan Balances Grow Mortgage Market Share in Each of Our Markets Grow Active DDA Accounts Grow Annual Investment Income PERSONAL BANKING Strategic Plan

Focus Area Goals Increase Gross Revenue Maintain Operating Margin WEALTH MANAGEMENT Strategic Plan

Strategic Plan Why MutualFirst Financial? Focus on relationships Expansion into new growth markets Enhanced service d elivery Enhanced performance will provide substantial increase in shareholder value resulting in multiple strategic alternatives Experienced bank professionals executing a strategic plan: +

Source: Yahoo Finance MFSF Stock Performance

KBW 2016 Community Bank Investor Conference August 2, 2016 Symbol: MFSF